Exhibit 2.1










                          AGREEMENT AND PLAN OF MERGER


                                     between


                              COHOES BANCORP, INC.

                                       and

                           HUDSON RIVER BANCORP, INC.


                                 April 25, 2000



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                                TABLE OF CONTENTS

                                                                     Page Number

                                    ARTICLE I
                   DEFINITIONS AND RULES OF INTERPRETATION

1.1 Definitions..............................................................2
1.2 Rules of Interpretation.................................................10

                                   ARTICLE II
                                 PLAN OF MERGER

2.1 The Merger..............................................................10
2.2 Surviving Corporation...................................................11
2.3 Closing.................................................................13
2.4 Treatment of Capital Stock..............................................13
2.5 Shareholder Rights; Stock Transfers.....................................13
2.6 Fractional Shares.......................................................13
2.7 Options.................................................................14
2.8 Exchange Procedures.....................................................14
2.9 Additional Actions......................................................16

                                   ARTICLE III
                      MUTUAL REPRESENTATIONS AND WARRANTIES
                           WITH RESPECT TO THE PARTIES

3.1 Capital Structure.......................................................16
3.2 Registrations...........................................................17
3.3 Subsidiaries............................................................17
3.4 This Agreement..........................................................17
3.5 Financial Statements; No Adverse Change.................................18
3.6 Fairness Opinion........................................................18
3.7 Interim Events..........................................................19

                                   ARTICLE IV
            MUTUAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
                       THE PARTIES AND THEIR SUBSIDIARIES

4.1 Organization and Good Standing..........................................19
4.2 Compliance with Law.....................................................19
4.3 Regulatory Reports......................................................20
4.4 Governmental Approvals..................................................20
4.5 No Violations...........................................................21
4.6 No Broker's or Finder's Fees............................................21
4.7 Equity Holdings ........................................................21


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4.8 Litigation and Other Proceedings........................................21
4.9 Environmental Matters...................................................21
4.10 Tax Matters............................................................22
4.11 Year 2000 Compliant....................................................23
4.12 Insurance..............................................................24
4.13 Labor..................................................................24
4.14 Indemnification........................................................24
4.15 Loan Portfolio.........................................................24
4.16 Investment Portfolio...................................................25
4.17 Defaults...............................................................25
4.18 Real Estate Loans and Investments......................................25
4.19 Derivatives Contracts..................................................25
4.20 Employee Benefit Plans.................................................26
4.21 Properties.............................................................29
4.22 Certain Agreements.....................................................30
4.23 Material Interests of Certain Persons..................................31
4.24 No Impediments.........................................................31
4.25 Liquidation Account....................................................31
4.26 Disclosures............................................................31

                                    ARTICLE V
                         ADDITIONAL REPRESENTATIONS AND
                              WARRANTIES OF COHOES

5.1 Registration Obligations................................................32

                                   ARTICLE VI
                                    COVENANTS

6.1 Reasonable Best Efforts.................................................32
6.2 Shareholders' Meetings..................................................32
6.3 Regulatory Matters......................................................32
6.4 Investigation and Confidentiality.......................................33
6.5 Press Releases..........................................................35
6.6 Business of the Parties.................................................35
6.7 Certain Actions.........................................................40
6.8 Current Information.....................................................40
6.9 Indemnification.........................................................40
6.10 Environmental Reports..................................................43
6.11 Employees and Employee Benefit Plans...................................43
6.12 Bank Merger and Resulting Institution..................................47
6.13 Litigation Matters.....................................................49
6.14 Conforming Entries.....................................................49
6.15  INTENTIONALLY OMITTED.................................................50
6.16 Disclosure Supplements.................................................51
6.17 Failure to Fulfill Conditions..........................................51


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6.18 Proxy Solicitor........................................................51
6.19 Surviving Corporation Common Stock.....................................51
6.20 Prospectus/Joint Proxy Statement.......................................51
6.21 Tax Opinion............................................................52
6.22 Reservation of Shares to
      Satisfy Cohoes Continuing Options.....................................52
6.23 Listing................................................................53
6.24 New Affiliates.........................................................53

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

7.1 Conditions Precedent - the Parties......................................53
7.2 Conditions Precedent - Cohoes...........................................55
7.3 Conditions Precedent - Hudson...........................................56

                                  ARTICLE VIII
                         TERMINATION, WAIVER, AMENDMENT
                            AND SPECIFIC PERFORMANCE

8.1 Termination.............................................................57
8.2 Effect of Termination...................................................58
8.3 Survival of Representations, Warranties and Covenants...................59
8.4 Waiver..................................................................59
8.5 Amendment or Supplement.................................................59
8.6 Specific Performance....................................................59

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 Expenses................................................................60
9.2 Entire Agreement........................................................60
9.3 No Assignment...........................................................61
9.4 Notices.................................................................61
9.5 Counterparts............................................................62
9.6 Governing Law...........................................................62
9.7 Severability............................................................62
9.8 Standard of Breach......................................................62




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Exhibit  A - Cohoes  Stock  Option  Agreement  Exhibit B - Hudson  Stock  Option
Agreement Exhibit C - Hudson Directors' Voting Agreement Exhibit D - Cohoes Directors' Voting Agreement Exhibit E - Cohoes Affiliates Agreement Exhibit F - Robinson Employment Agreement Exhibit G - Florio Employment Agreement Exhibit H
- Blow Employment Agreement Exhibit I - Ahl Employment Agreement Exhibit J - Richter Employment Agreement Exhibit K - Proposed Amendments to Hudson's Charter Exhibit L - Proposed Amendments to Hudson's Bylaws


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
                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER is dated as of April 25, 2000, by and between Cohoes and Hudson.

      WHEREAS, Cohoes and Hudson desire to combine their respective holding companies through a tax-free, stock-for-stock merger so that the respective shareholders of Cohoes and Hudson will have an equity ownership in the combined holding company;

      WHEREAS, neither the Board of Cohoes nor the Board of Hudson seeks to sell its respective holding company at this time but both Boards desire to merge their respective holding companies in a transaction structured as a merger of equals;

      WHEREAS, it is intended that to accomplish this result, Cohoes will be merged with and into Hudson, with Hudson being the Surviving Corporation;

      WHEREAS, immediately following consummation of the Merger, it is contemplated that Cohoes' savings bank Subsidiary will be merged with and into Hudson's savings bank Subsidiary, with Hudson's savings bank Subsidiary as the Resulting Institution;

      WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the other Party's willingness to enter into this Agreement, each of Hudson and Cohoes is granting the other an option to acquire its Common Stock pursuant to stock option agreements in the forms attached as Exhibits A and B hereto, respectively;

      WHEREAS, it is intended that for federal income tax purposes the Transactions shall qualify as reorganizations within the meaning of Section 368 of the Code and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code;

      WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Parties' willingness to enter into this Agreement, Cohoes and each of the directors of Hudson, and Hudson and each of the directors of Cohoes, are entering into voting agreements in the forms attached hereto as Exhibits C and D, respectively;



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      WHEREAS,  concurrently  with the execution and delivery of this Agreement, and as a condition and inducement to Hudson's willingness to enter into this Agreement, each of the affiliates of Cohoes for purposes of Rule 145 of the Securities Act is entering into an affiliate agreement in the form attached hereto as Exhibit E; and

      WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Parties' willingness to enter into this Agreement certain executives of Cohoes and Hudson are entering into employment agreements with Hudson and its savings bank subsidiary (which shall become effective at the Effective Time) in the forms attached as Exhibits F, G, H, I and J, respectively.

      NOW, THEREFORE, in consideration of such inducements and of the mutual promises and agreements contained herein, the Parties agree as follows:

                                    ARTICLE I
                   DEFINITIONS AND RULES OF INTERPRETATION

      The following meanings shall apply for purposes of this Agreement.

1.1 DEFINITIONS

      "Agreement" means this Agreement and Plan of Merger.

      "Alternative Proposal" means any bona fide written proposal, public announcement or filing with the SEC or any other Government Entity by any person other than a Party to engage in a merger, consolidation, purchase or lease of substantially all assets, purchase of securities representing more than 20% of the voting power, or any similar transaction, involving a Party or any of its Subsidiaries.

      "Bank Merger" means the contemplated merger of Cohoes' savings bank Subsidiary into Hudson's savings bank Subsidiary.

      "Board" means the Board of Directors of an entity, or any committee duly authorized to act on behalf of the Board of Directors of such entity with respect to the relevant matter.



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      "Cause" means termination because of the employee's  personal  dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or willful violation of any law, rule or regulation (other than traffic violations or similar offenses).

      "Certificate" means any certificate which prior to the Effective Time represented shares of Cohoes Common Stock.

     "Certificate of Merger" means the certificate of merger to be executed and filed by the Parties with the Secretary of State of the State of Delaware pursuant to the DGCL to make the Merger effective and which shall include amendments in the Charter of the Surviving Corporation in substantially the form of Exhibit K hereto to implement and carry out the provisions of Sections 2.2(a) and (b) of this Agreement.

      "Charter" means the primary organizational document of any entity, whether designated as "Articles of Incorporation," "Certificate of Incorporation" or otherwise.

      "Claim"  has the meaning attributed to it in Section 6.9.

      "Closing" means the closing of the transactions contemplated by this Agreement.

      "Closing Date" means the date on which the Closing occurs.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Cohoes" means Cohoes Bancorp, Inc., a Delaware corporation.

      "Cohoes ESOP" means the employee stock ownership plan of Cohoes, as in effect as of the date hereof.

      "Cohoes Options" means options to purchase shares of Cohoes Common Stock, but excludes the option being granted to Hudson pursuant to the stock option agreement in the form attached as Exhibit B hereto.

      "Cohoes-Owned Shares" means any shares of Cohoes' Common Stock which are owned beneficially or of record by any Party or any Subsidiary of a Party, other than shares held in a fiduciary capacity for the benefit of third parties or as a result of debts previously contracted.

      "Common Stock" means the common stock of any entity which has only one authorized class of common stock.


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      "CRA" means the Community Reinvestment Act.

      "Delivered" means provided by a Party or any of its Subsidiaries to the other Party.

      "DGCL" means the Delaware General Corporation Law.

      "Effective Time" means the time that the Merger becomes effective under the DGCL.

      "Employee Plans" means all stock option, restricted stock, employee stock purchase and stock bonus plans, pension, profit-sharing and retirement plans, deferred compensation, consultant, bonus and group insurance agreements and all other incentive, health, welfare and benefit plans and arrangements maintained for the benefit of any present or former directors or employees of a Party or any of its Subsidiaries, whether written or oral.

      "Encumbrance"  means  any  lien,  claim,  charge,  restriction,   security
interest, rights of third parties, or encumbrance.

      "Environmental Claim" means any written notice from any Governmental Entity or third party alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

      "Environmental Laws" means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes (x) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss.6901, et seq; the Clean Air Act, as amended, 42 U.S.C. ss.7401, et seq; the Federal Water


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Pollution  Control  Act,  as  amended,  33  U.S.C.  ss.1251,  et seq;  the Toxic
Substances Control Act, as amended, 15 U.S.C. ss.9601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. ss.1101, et seq; the Safe Drinking Water Act, 42 U.S.C. ss.300f, et seq; and all comparable state and local laws, and (y) any common law (including common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" has the meaning set forth in Section
4.20(f).

      "ERISA Affiliate Plan" has the meaning set forth in Section
4.20(f).


      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Exchange Agent" means an exchange agent designated by Hudson and reasonably acceptable to Cohoes.

      "FDIA" means the Federal Deposit Insurance Act, as amended.

      "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

      "FHLB" means the Federal Home Loan Bank of New York.

      "Financial Advisor" means Keefe, Bruyette & Woods, Inc. with respect to Cohoes, and Sandler O'Neill & Partners, L.P. with respect to Hudson.

      "Financial Statements" means both a Party's Annual Financial Statements and its Interim Financial Statements.

            (a) "Financial Reports" means consolidated balance sheets, consolidated statements of income and statements of changes in shareholders' equity and cash flows, including any related notes and schedules.



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            (b) "Annual  Financial  Statements"  means all the Financial Reports filed in a Party's most recent annual report under the Securities Laws.

            (c) "Interim Financial Statements" means the Financial Reports filed in all quarterly reports of a Party under the Securities Laws since the filing of its most recent Annual Financial Statements.

      "GAAP" means generally accepted accounting principles applied consistently with prior practices.

      "Governmental Entity" means any federal or state court, administrative agency or commission or other governmental authority or instrumentality.

      "HOLA" means the Home Owners' Loan Act, as amended.

      "Hudson" means Hudson River Bancorp, Inc., a Delaware corporation.

      "Hudson Option Plan" means the Hudson River Bancorp, Inc.
1998 Stock Option and Incentive Plan.

      "Hudson RRP Plan" means the Hudson River Bancorp, Inc. 1998 Recognition and Retention Plan.

      "Indemnified Liabilities" has the meaning attributed to it in Section 6.9.

      "Indemnified Parties " has the meaning attributed to it in
Section 6.9.

      "Insider Loans" means loans from a Party or any of its Subsidiaries to any officer, director or employee of that Party or any of its Subsidiaries or any associate or related interest of any such person.

      "IRS" means the Internal Revenue Service or any successor thereto.

      "Knowledge Qualification" means to the best knowledge, after reasonable investigation, of the Party receiving the benefit of the qualification.



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      "Material  Adverse Effect" means, with respect to a Party, any effect that is material and adverse to the condition (financial or otherwise), results of operations or business of that Party and its Subsidiaries taken as whole, or that materially impairs the ability of that Party to consummate the Merger, provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in laws and regulations or interpretations thereof that are generally applicable to the banking or savings institution industries,
(b) changes in GAAP that are generally applicable to the banking or savings institution industries, (c) expenses incurred in connection with this Agreement and the Transactions, (d) actions or omissions of a Party (or any of its Subsidiaries) taken with the prior informed written consent of the other Party in contemplation of the Transactions or (e) changes attributable to or resulting from changes in general economic conditions generally affecting financial institutions, including changes in the prevailing level of interest rates.

      "Materials of Environmental Concern" means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Laws.

      "Merger" means the merger of Cohoes into Hudson, with Hudson being the Surviving Corporation.

      "Merger Consideration" means 1.185 shares of Surviving Corporation Common Stock (the "Exchange Ratio") for each share of Cohoes Common Stock, provided that cash, without interest, is to be paid in lieu of any fractional share; and provided further, that if the issued and outstanding shares of Cohoes or Hudson Common Stock shall, during the period commencing on the date hereof and ending with the Effective Time, through a reorganization, recapitalization, stock split, reverse stock split, stock dividend, reclassification, combination of shares or similar corporate rearrangement in the capitalization of Cohoes or Hudson, as the case may be, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Exchange Ratio.

      "OTS" means the Office of Thrift Supervision of the U.S.
Department of the Treasury or any successor thereto.



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      "Party" means Cohoes or Hudson, whichever is applicable.

      "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

      "Pension Plan" has the meaning set forth in Section 4.20(c).

      "Previously Disclosed" means disclosed in a written disclosure schedule delivered on or prior to the date hereof by the disclosing Party to the other Party specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

      "Proposal" means, with respect to Cohoes, the proposal to adopt this Agreement and approve the Merger, and, with respect to Hudson, all of the following proposals:

          (1) to adopt this Agreement and approve the Merger and to approve the issuance of shares of Hudson Common Stock in the Merger; and

          (2) to amend the Hudson Option Plan and Hudson RRP Plan, respectively, to increase the number of shares of Hudson Common Stock reserved for issuance thereunder from 1,785,375 to 1,930,241 in the case of the Hudson Option Plan and from 714,150 to 918,324 in the case of the Hudson RRP Plan.

      "Proxy Statement" means the joint proxy statement/prospectus to be delivered to shareholders of the Parties in connection with the solicitation of their approval of the Proposal.

      "Registration Statement" means the Registration Statement on Form S-4 (including the Proxy Statement) with respect to shares of Surviving Corporation Common Stock to be issued in the Merger.

      "Regulatory Reports" means all reports, including Securities Documents, which a Party or any of its Subsidiaries is required to file with any banking or thrift Governmental Entity or the SEC.

      "Restricted Stock" has the meaning attributed to it in
Section 3.1.



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      "Resulting Institution" means the resulting institution of the Bank Merger.

      "Rights" means all warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity to issue or dispose of any of its capital stock or other ownership interests, but excluding the options being granted by each Party to the other Party pursuant to the stock
option   agreements  in  the  forms   attached  as  Exhibits  A  and  B  hereto,
respectively.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended."

      "Securities Documents" means all reports, offering circulars, proxy statements, registration statements and all similar documents filed, or required to be filed, pursuant to the Securities Laws.

      "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; and the rules and regulations of the SEC promulgated thereunder.

      "Subsidiary" when used with respect to any Party means any entity, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

      "Surviving Corporation" means Hudson after the Merger.

      "Thrift Regulations" means the banking laws of the State of New York, the FDIA, the HOLA and the rules and regulations promulgated thereunder.

      "Transactions" means the transactions contemplated by this Agreement, including the Merger and Bank Merger.

      "Year 2000 Compliant" means that all hardware, firmware, software and computer systems (i) completely and accurately address, produce, store and calculate data involving dates both before and after January 1, 2000 without error or interruption; and (ii) provide that all "date"-related functionalities and data


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



fields   include  the  indication  of  century  and   millennium,   and  perform
calculations which involve a four-digit year.

1.2 RULES OF INTERPRETATION

      The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. All provisions of this Agreement are subject to applicable law and to the other terms and conditions of this Agreement. No provision of this Agreement shall be construed to require a party or its affiliate to take any action which would violate applicable law.

      The word "accurate" includes the concept "true and complete."

      The word "agreement" includes every sort of contract, commitment, or understanding, whether written or oral.

      The word "authority" includes the concept "all requisite power and authority."

      The  word   "authorized"   includes  the  concepts   "duly   approved  and
authorized," "adopted," "advised," and any other similar term which may be required by law.

      All forms of the verb "include" includes the concept
"without limitation."

      With respect to any securities, "outstanding" means "issued and outstanding."

                                   ARTICLE II
                                 PLAN OF MERGER

2.1 THE MERGER

      At the Effective Time, Cohoes shall be merged into Hudson. The separate corporate existence of Cohoes shall cease, Hudson shall be the Surviving Corporation, and Hudson shall continue its corporate existence under the DGCL.




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



2.2 SURVIVING CORPORATION

      (a) The name of the Surviving Corporation shall be "Cohoes-Hudson Bancorp, Inc." The headquarters of the Surviving Corporation shall be located in the Albany, New York metropolitan area.

      (b) The Certificate of Merger shall amend the Charter of Hudson as of the Effective Time to (x) change the name of the Surviving Corporation to Cohoes-Hudson Bancorp, Inc., and (y) to provide until the earlier of (A) six years after the Effective Time or (B) a business combination approved by the Board of the Surviving Corporation results in the shareholders of the Surviving Corporation owning less than 51% of the combined entity that:

            (i) the initial Board of the Surviving Corporation shall be made up of six directors named by a pre-Merger resolution of the Cohoes Board and six directors named by a pre-Merger resolution of the Hudson Board;

            (ii) the classes to which the directors of the Surviving Corporation shall be assigned shall be designated in the respective resolutions of the Parties' Boards according to the following table:


                                     Directors Designated by
                                     -----------------------
                                      Cohoes         Hudson
                                     --------      ---------
Class expiring in 2001                  2                2
Class expiring in 2002                  2                2
Class expiring in 2003                  2                2

          (iii) any vacancy among the directors designated by a Party shall, suject to the fiduciary duties of the directors of the Surviving Corporation, be filled from among the pre-merger directors of that Party who are not already directors or emeritus directors of the Surviving Corporation. If no such person is available, the vacancy shall be filled by a person chosen by the remaining directors of the Surviving Corporation designated by that Party (including any of their successors in office);

          (iv) the Board of Directors of the Surviving Corporation shall, subject to their fiduciary duties, nominate and recommend all incumbents for reelection as directors. If an incumbent declines to stand for reelection, a candidate will be chosen according to the procedures of subparagraph (iii) above as if such position was a vacancy and, to the extent

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



      permitted by their fiduciary duties, all directors will vote to nominate and recommend such candidate to the shareholders. If the directors do not nominate and recommend such candidate, then the remaining directors of the Surviving Corporation designated by that Party (including any of their successors in office) shall choose another candidate according to the procedures of subparagraph (iii) above until the directors nominate and recommend such candidate to the shareholders; and

            (v) the Charter of Hudson, as so amended, shall be the Charter of the Surviving Corporation, until amended as provided therein or by law.

      (c) At the Effective Time, the Surviving Corporation shall adopt the fee policies currently in effect at Cohoes for the payment of director and committee fees, until such time as such fees are adjusted by action of the Board of the Surviving Corporation.

      (d) Prior to Closing, Hudson shall amend its bylaws to provide that the positions and duties of the Chief Executive Officer and President shall be separate and distinct as set forth on Exhibit L hereto and to conform to the agreements of the Parties reflected herein, and such bylaws shall be the bylaws of the Surviving Corporation, until amended as provided therein or by law. For the first six years after the Effective Time, the bylaws of the Surviving Corporation shall be amended only at such times as there are no vacancies on the Board of the Surviving Corporation.

      (e) At the Effective Time, the executive officers of the Surviving Corporation shall be:


Chairman and Chief Executive Officer            Harry L. Robinson
Vice Chairman and President                     Carl A. Florio
CFO                                             Timothy E. Blow
COO and Executive Vice President                Richard A. Ahl
Executive Vice President                        Sidney D. Richter

      (f) It is the intention of the Parties to use the Nasdaq trading symbol "COHB" for the Surviving Corporation Common Stock.

2.3 CLOSING

      Within 30 days following the satisfaction or waiver of all the conditions set forth in Article VII (other than the delivery of certificates, opinions and other instruments and documents to be furnished at Closing), the Closing shall take place on a date and at a time and place mutually designated in writing by the Parties. The Certificate of Merger shall be filed on the Closing Date.

2.4 TREATMENT OF CAPITAL STOCK

      Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any person or entity:

            (a) Each share of Hudson Common Stock shall continue unchanged as a share of Surviving Corporation Common Stock.

            (b) All Cohoes-Owned Shares shall be canceled and retired without consideration or conversion.

            (c) Each other outstanding share of Cohoes Common Stock shall be converted into the right to receive the Merger Consideration.

2.5 SHAREHOLDER RIGHTS; STOCK TRANSFERS

      At the Effective Time, holders of Certificates shall cease to be and shall have no rights as shareholders of Cohoes. After the Effective Time, there shall be no transfers on the stock transfer books of Cohoes. If Certificates are presented for transfer after the Effective Time, they shall be delivered to the Surviving Corporation or the Exchange Agent for cancellation against delivery, without interest, of the Merger Consideration.

2.6 FRACTIONAL SHARES

      No fractional shares of Surviving Corporation Common Stock will be issued in the Merger; instead, the Surviving Corporation shall pay to each Certificate holder who would otherwise be entitled to a fractional share an amount in cash (without interest) determined by multiplying such fraction by the closing sale price of Hudson Common Stock, as reported by the Nasdaq reporting system (as reported in THE WALL STREET JOURNAL or, if not reported therein, in another authoritative source), for the last trading day immediately preceding the Closing Date. No dividend or distribution with respect to Hudson Common Stock shall be payable on or with respect to any fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a shareholder. For the purposes of determining any such fractional share interests, all shares of Surviving Corporation Common Stock to be issued to a Cohoes shareholder in the Merger shall be combined so as to calculate the maximum number of whole shares of Surviving Corporation Common Stock issuable to such Cohoes shareholder.

2.7 OPTIONS

      At the Effective Time, each then outstanding Cohoes Option which was also outstanding on the date hereof shall be assumed by the Surviving Corporation, shall continue to be outstanding, and shall represent an option to purchase Surviving Corporation Common Stock subject to the same terms and conditions, but in an amount and at an exercise price determined as provided below:

            (a) the number of shares of Surviving Corporation Common Stock to be subject to the continuing option shall be equal to the product of the number of shares of Cohoes Common Stock subject to the Cohoes Option immediately prior to the Effective Time and the Exchange Ratio, rounded to the nearest whole share; and

            (b) the exercise price per share of Surviving Corporation Common Stock under the continuing option shall be equal to the exercise price per share of Cohoes Common Stock under the Cohoes Option immediately prior to the Effective Time divided by the Exchange Ratio, rounded to the nearest whole cent.

      It is intended that the foregoing assumption shall be undertaken consistent with and in a manner that will not constitute a "modification" under
Section 424 of the Code as to any Cohoes Option which is an "incentive stock option".

2.8 EXCHANGE PROCEDURES

            (a) At or prior to the Effective Time, Hudson shall deposit with the Exchange Agent certificates representing shares of Surviving Corporation Common Stock (and an estimated amount of cash for fractional shares) equal to the aggregate Merger Consideration.

            (b) As promptly as practicable after the Effective Time, the Exchange Agent shall send transmittal materials to each holder of record of Certificates, which transmittal materials shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by the Surviving Corporation or the Exchange Agent. Upon acceptance of a Certificate (or indemnity reasonably satisfactory to the Surviving Corporation and the Exchange Agent, if any of such Certificates are lost, stolen or destroyed) the Exchange Agent shall deliver the Merger Consideration. The Surviving Corporation and the Exchange Agent shall be entitled to conclusively rely upon the stock transfer books of Cohoes to establish the identity of the Certificate holders. In the event of a dispute with respect to ownership of any Certificate, the Surviving Corporation or the Exchange Agent shall be entitled to deposit any consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

            (c) Neither the Exchange Agent nor any Party shall be liable to any Certificate holder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

            (d) No holder of an unsurrendered Certificate shall be eligible to receive dividends or distributions on Surviving Corporation Common Stock. Upon exchange of a Certificate for Surviving Corporation Common Stock, the holder thereof shall be entitled to receive any dividends or distributions, without interest, declared and paid after the Effective Time.

            (e) Any cash and certificates for Surviving Corporation Common Stock which remain unclaimed six months after the Effective Time shall be returned to the Surviving Corporation. Certificate holders shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration and unpaid dividends and distributions thereon.

2.9 ADDITIONAL ACTIONS

      If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Cohoes acquired by the Surviving Corporation in the Merger, or (ii) otherwise carry out the purposes of this Agreement, Cohoes and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of Cohoes or otherwise to take any and all such action.

                                   ARTICLE III
                      MUTUAL REPRESENTATIONS AND WARRANTIES
                           WITH RESPECT TO THE PARTIES

      As of the date hereof, and except as Previously Disclosed, each Party represents and warrants to the other Party as follows:

3.1 CAPITAL STRUCTURE

      Its authorized and issued and outstanding capital stock is correctly set forth in the table below. All issued and outstanding shares of its stock have been duly authorized and validly issued, are fully paid and nonassessable, and have not been issued in violation of the preemptive rights of any person.

       Stock          Authorized    Issued     Treasury    Outstanding
------------------  ------------- ----------- ----------- ---------------
Cohoes Common         25,000,000   9,535,225   1,622,970    7,912,225
Stock

Cohoes                 5,000,000      None       None          None
Preferred Stock

Hudson Common         40,000,000  17,853,750   2,307,190   15,546,560
Stock

Hudson                 5,000,000      None       None          None
Preferred Stock


      Its outstanding Rights and shares of outstanding Common Stock subject to restriction ("Restricted Stock") are correctly set forth in the table below. It has Previously Disclosed a schedule of its Rights and Restricted Stock that includes the name of each optionee and holder of Restricted Stock, the number of options held by each optionee, the number of shares of Restricted Stock held by each holder thereof, the exercise price of each option and the vesting date of each option and of each share of Restricted Stock.


                               Outstanding       Restricted
                                  Rights           Stock
                               -----------       ----------


                   Cohoes          860,555        344,972

                  Hudson         1,151,465        630,677

3.2 REGISTRATIONS

      It is duly registered as a savings and loan holding company under the HOLA and is registered under the Exchange Act.

3.3 SUBSIDIARIES

      It has Previously Disclosed a list of all its Subsidiaries. All outstanding shares or ownership interests of its Subsidiaries are validly issued, fully paid, nonassessable and owned beneficially and of record by it or one of its Subsidiaries free and clear of any Encumbrance. There are no Rights authorized, issued or outstanding with respect to any of its Subsidiaries. All eligible accounts of each of its savings bank Subsidiaries are insured by the FDIC to the maximum extent permitted by law.

3.4 THIS AGREEMENT

            (a) It has authority to enter into this Agreement, and any other documents and instruments that are executed by it on the date hereof that relate to the Transactions and, subject to any necessary approvals from Governmental Entities and/or its shareholders, to consummate the Transactions.

            (b) Its Board has authorized the execution, delivery and performance of this Agreement and any other documents and instruments that are executed by it on the date hereof that relate to the Transactions and the consummation of the Transactions. It has properly executed and delivered this Agreement and any other documents and instruments that are executed by it on the date hereof that relate to the Transactions, which are its valid and binding obligations, and neither this Agreement nor any of such other documents or instruments executed by it on the date hereof that relate to the Transactions violates its Charter, bylaws, or any law, judgment or order of any Governmental Entity applicable to it.

            (c) No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation prohibits, restricts or subjects to any material condition its ability to perform its obligations under this Agreement or any of the other documents or instruments that are executed by it on the date hereof that relate to the Transactions.

3.5 FINANCIAL STATEMENTS; NO ADVERSE CHANGE

      It has Delivered Financial Statements which have been prepared in accordance with GAAP, fairly present its consolidated financial position, and contain adequate reserves for losses. Since the period covered by its most recent Annual Financial Statements Delivered prior to the date hereof, it and its Subsidiaries have conducted their businesses only in the ordinary course and it has not suffered a Material Adverse Effect. Except as disclosed in such Annual Financial Statements, no circumstances exist that could reasonably be expected to result in a Material Adverse Effect. It and its Subsidiaries have no liabilities, known or unknown, asserted or unasserted, absolute, contingent or otherwise, that are required under GAAP to be reflected in audited financial statements or the notes thereto which are not reflected in its Annual Financial Statements other than liabilities incurred in the ordinary course of business since such date.

3.6 FAIRNESS OPINION

      It has received an opinion from its Financial Advisor to the effect that, as of the date hereof, the Exchange Ratio utilized to determine Merger Consideration is fair, from a financial point of view, to its shareholders.

3.7 INTERIM EVENTS

      Except as Previously Disclosed, since its most recent Interim Financial Statements it has not paid or declared any dividend (other than its regular quarterly cash dividend) or made any other distribution to shareholders or taken any action (other than loan originations) which if taken after the date hereof would require the prior written consent of the other Party hereunder.

                                   ARTICLE IV
             MUTUAL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO
                       THE PARTIES AND THEIR SUBSIDIARIES

      As of the date hereof, except as Previously Disclosed and subject to the standard set forth in Section 9.8, each Party as to itself and separately as to each of its Subsidiaries, represents and warrants to the other Party as follows:

4.1 ORGANIZATION AND GOOD STANDING

      It is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has authority to own, operate and lease its assets and properties and to carry on its business. It is qualified to do business and is in good standing in each jurisdiction where the character of its assets or the nature of its business requires it to be qualified. It has Delivered accurate copies of its Charter and bylaws as currently in effect. Its minute books contain complete and accurate records of all meetings and other corporate actions taken by its shareholders and Board. Its stock ledgers reflect all transactions in its capital stock, since its inception.

4.2 COMPLIANCE WITH LAW

            (a) It is in compliance with all laws, regulations, ordinances, rules, judgments, orders or decrees applicable to its operations and business.

            (b) It has all permits, licenses, certificates of authority, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order to permit it to carry on its business as it is presently being conducted.

            (c) It has not received in the last three years any  notification or communication from any Governmental Entity or the staff thereof asserting that it was not in compliance with any statutes, regulations or ordinances, threatening to revoke any license, franchise, permit or authorization; or threatening or contemplating any enforcement action.

            (d) It is not required to give prior notice to any regulatory agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

4.3 REGULATORY REPORTS

      For the past three years it has timely filed all Regulatory Reports. These Regulatory Reports, as finally amended, complied with applicable requirements of law and, as of their respective dates or the dates as amended, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. It has Delivered all Regulatory Reports for the past year.

4.4 GOVERNMENTAL APPROVALS

      No approval of, or filing with, any Governmental Entity is required by it for the consummation of the Transactions except for:

            (a) Any filings or approvals under the Thrift Regulations.

            (b) The effectiveness of the Registration Statement.

            (c) The filing of the Certificate of Merger.

            (d) Any state securities filings.

            (e) Any anti-trust filings or approvals.

            (f) Listing of the Surviving Corporation Common Stock on the Nasdaq National Market.

      It is not aware of any reasons relating to it why such consents and approvals should not be granted, free of any conditions or requirements which would materially reduce the value of the Transactions.

4.5 NO VIOLATIONS

      Neither the execution of this Agreement nor the consummation of the Transactions will result in any violation, breach, termination, default or loss of a material benefit under, or permit the acceleration of any obligation under, or require the consent of a third party under, or result in the creation of any Encumbrance on any of the property or assets under, any of its agreements or other instruments.

4.6 NO BROKER'S OR FINDER'S FEES

      No agent, broker, investment banker, person or firm acting on its behalf or under its authority will be entitled to any fee or commission in connection with the Transactions.

4.7 EQUITY HOLDINGS

      It does not own more than 2% of the capital stock or other equity securities (including securities convertible or exchangeable into such securities) of or more than 2% of the aggregate profit participations in any entity other than a Subsidiary.

4.8 LITIGATION AND OTHER PROCEEDINGS

      It is not a defendant in nor is any of its property subject to any pending (or, subject to the Knowledge Qualification, threatened), claim, action, suit, investigation or proceeding or subject to any judicial order, judgment or decree.

4.9 ENVIRONMENTAL MATTERS

            (a) It is in compliance with all Environmental Laws. It has not received any communication alleging that it is not in such compliance and, subject to the Knowledge Qualification, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

            (b) Subject to the Knowledge Qualification, none of the properties owned, leased or operated by it has been or is in violation of or liable under any Environmental Law.

            (c) Subject to the Knowledge Qualification, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability against or obligation on the part of it or any person or entity whose liability or obligation for any Environmental Claim it has or may have retained or assumed either contractually or by operation of law.

            (d) It has not conducted (i) any phase one environmental investigations during the past three years (other than in connection with loan originations or purchases) or (ii) any phase two environmental investigations during the past five years, in each case, with respect to any properties owned by it, leased by it or securing loans held by it.

4.10 TAX MATTERS

            (a) It has timely filed all federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns required by applicable law to be filed by it (including estimated tax returns, income tax returns, information returns and withholding and employment tax returns) and has paid, or where payment is not required to have been made, has set up an adequate reserve or accrual for the payment of, all taxes in respect of the periods covered by such returns and, as of the Effective Time, will have paid, or where payment is not required to have been made will have set up an adequate reserve or accrual for the payment of, all taxes for any subsequent periods ending on or prior to the Effective Time. It will not have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

            (b) All federal, state and local (and, if applicable, foreign) income, franchise, bank, excise, real property, personal property and other tax returns filed by it are accurate. It either is not delinquent in the payment of any tax, assessment or governmental charge or has requested an extension of time without penalty within which to file any tax returns in respect of any fiscal year or portion thereof. Its federal, state and local income tax returns that are open to audit have not been audited by the applicable tax authorities and no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against it which have not been settled and paid. There are currently no agreements in effect with respect to it to extend the period of limitations for the assessment or collection of any tax. No audit, examination or deficiency or refund litigation with respect to any such return is pending or, subject to the Knowledge Qualification, threatened.

            (c) It (i) is not a party to any agreement providing for the allocation or sharing of taxes, (ii) is not required to include in income any adjustment pursuant to Section 481(a) of the Code or by reason of any change in accounting method (nor does it have any knowledge that the IRS has proposed any such adjustment or change of accounting method) and (iii) has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

            (d) It has withheld amounts from its employees, shareholders, and holders of public deposit accounts in compliance with the tax withholding provisions of applicable federal, state and local laws, has filed all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

4.11 YEAR 2000 COMPLIANT

      All its hardware, firmware, software and computer systems are Year 2000 Compliant and shall continue to function in accordance with their intended purpose without error or interruption because of a date in the twenty-first century during and after the year 2000.

4.12 INSURANCE

      It is insured for reasonable amounts with financially sound and reputable insurance companies against such risks as companies or institutions engaged in a similar business would, in accordance with good business practice, customarily be insured and has maintained all insurance required by its agreements and applicable laws and regulations. It has not, during the past five years, had an insurance policy canceled or non-renewed or been denied any insurance coverage for which it has applied.

4.13 LABOR

      No work stoppage involving it is pending or, subject to the Knowledge Qualification, threatened. It is not involved in or, subject to the Knowledge Qualification, threatened with or affected by, any labor dispute, discrimination or sexual harassment claims, arbitration, lawsuit or administrative proceeding involving any of its employees. It is not a party to any collective bargaining agreement.

4.14 INDEMNIFICATION

      Subject to the Knowledge Qualification, no action or failure to take action by any present or former director, advisory director, officer, employee or agent of it has occurred which would give rise to a claim or a potential claim by any such person for indemnification from it.

4.15 LOAN PORTFOLIO

      Each loan reflected as an asset on its Annual Financial Statements and each loan originated or acquired thereafter is evidenced by appropriate and sufficient documentation and constitutes a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. All such loans are free and clear of any Encumbrance, other than the lien of the FHLB. It has no loan or other asset that has been classified by examiners or others as "Other Loans of Concern," "Substandard," "Doubtful" or "Loss." It has Previously Disclosed a complete list of the real estate acquired by it through foreclosure, repossession or deed in lieu thereof which are currently held by it.

4.16 INVESTMENT PORTFOLIO

      All investment securities held by it are carried on its financial books and records in accordance with GAAP. Except for pledges to secure public and trust deposits, none of its investment securities are subject to any restriction, whether contractual or statutory, which materially impairs its ability to freely dispose of such investment securities at any time, other than those restrictions imposed on securities held to maturity under GAAP.

4.17 DEFAULTS

      There has not been any default in any obligation to be performed by it under any agreement and it has not waived any material right under any agreement. Subject to the Knowledge Qualification, no other party to any agreement is in default in any obligation to be performed by such party.

4.18 REAL ESTATE LOANS AND INVESTMENTS

      Except for properties acquired by it in settlement of loans, there are no facts, circumstances or contingencies known to it which exist and would require a reduction under GAAP in the present carrying value of any of its real estate investments, joint ventures, construction loans, other investments or other loans (either individually or in the aggregate with its other loans and investments).

4.19 DERIVATIVES CONTRACTS

      It is not a party to and has not agreed to enter into an exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in its Annual Financial Statement which is a derivatives contract (including various combinations thereof) and it does not own any securities that are identified in OTS Thrift Bulletin No. 65 or otherwise referred to as structured notes.

4.20 EMPLOYEE BENEFIT PLANS

            (a) It has Previously Disclosed all Employee Plans (other than those that relate to benefits which previously have been fully accrued as a liability or expensed and for which there is no future financial reporting obligation) and has heretofore delivered accurate copies of each (including amendments and agreements relating thereto) together with, in the case of qualified plans, (i) the most recent financial reports and actuarial reports prepared with respect thereto, (ii) the most recent annual reports filed with any Governmental Entity with respect thereto, and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain thereto.

            (b) Each Employee Plan has been operated and administered in accordance with its terms and with applicable law, including, to the extent applicable, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, and the regulations or rules promulgated thereunder; and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made.

            (c) Each Employee Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Pension Plan is exempt from tax under Section 501(a) of the Code) from the IRS, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

            (d) There is no pending or, subject to the Knowledge Qualification, threatened legal action, suit or claim relating to any Employee Plan (other than routine claims for benefits) or against any related trust thereto or fiduciary thereof.

            (e) It has not engaged in a transaction, or omitted to take any action, with respect to any Employee Plan that has or would reasonably be expected to subject it to a tax or penalty imposed by either Section 4975 of the Code or

      Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

            (f) No liability (other than for payment of premiums to the PBGC which have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by it with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with it under Section 4001(a)(14) of ERISA or
      Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan").

            (g) Neither it nor any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980.

            (h) No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Employee Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, subject to the Knowledge Qualification, no condition exists that presents a risk that such proceedings will be instituted by the PBGC.


            (i) There is no pending investigation or enforcement action by the PBGC, DOL or IRS or any other Governmental Entity with respect to any Employee Plan.


            (j) Under each Pension Plan and ERISA Affiliate Plan that is a defined benefit plan, as of the date of the most recent actuarial valuation performed prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither a material adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

            (k) All contributions required to be made under the terms of any Employee Plan or ERISA Affiliate Plan have been timely made.

            (l) Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates.

            (m) Neither it nor any ERISA Affiliate (i) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, or (ii) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of an Encumbrance under Section 412(n) of the Code or pursuant to ERISA.

            (n) It has no obligation to provide retiree health and life insurance or other retiree death benefits under any Employee Plan, other than benefits mandated by
      Section 4980B
      of the Code. There has been no communication to its employees that would reasonably be expected to promise or guarantee such employees retiree health or life insurance or other retiree death benefits.

            (o) It has neither made any  payments,  nor is obligated to make any payments by virtue of the consummation of any of the Transactions or otherwise, nor a party to any agreement or any Employee Plan, that under any circumstances could obligate it or its successor to make payments or deemed payments that (i) are not or will not be deductible because of
      Sections 162(m) or 280G of the Code or (ii) require the Surviving Corporation or any of its Subsidiaries to record any charge or expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis. Neither the execution of this Agreement nor the consummation of the Transactions will constitute a change in control for purposes of any of the Hudson Employee Plans or any of the employment agreements, change in control severance agreements, severance compensation plan or benefit restoration plan to which Hudson or any of its Subsidiaries is a party.

4.21 PROPERTIES

            (a) All real and personal property owned by it or presently used in its business is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices. It has good and marketable title free and clear of all Encumbrances (other than equitable rights of redemption laws relating to property acquired by it in foreclosure) to all of its properties and assets, real and personal, except

                  (i) liens for current taxes not yet due or
            payable,

                  (ii) pledges to secure deposits,

                  (iii) such imperfections of title,  easements and non-monetary
            Encumbrances affecting real property, if any, which do not adversely affect the value or use of such real property, and

                  (iv) any monetary Encumbrances, reflected in its Annual Financial Statements.

            (b) All real and personal property that is leased or licensed by it is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases and licenses will not terminate or lapse prior to the Effective Time or thereafter by reason of completion of the Transactions. All improved real property owned or leased by it is in compliance with all applicable laws including zoning laws.

4.22 CERTAIN AGREEMENTS

      It is not a party to, is not bound or affected by, and does not receive and is not obligated to pay benefits (other than those that relate to benefits which previously have been fully accrued as a liability or expensed and for which there is no future financial reporting obligation) under:

            (a) any agreement, arrangement or commitment, including any agreement, indenture or other instrument, relating to the borrowing of money by it (other than in the case of deposits, FHLB advances and federal funds purchased) or the guarantee by it of any obligation;

            (b) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election or retention in office of any present or former director, advisory director, officer or employee;

            (c) any agreement, arrangement or understanding pursuant to which any payment (whether of severance pay or otherwise) is or may become due to any present or former director, advisory director, officer or employee;

            (d) any agreement, arrangement or understanding pursuant to which it is obligated to indemnify any present or former director, advisory director, officer, employee or agent;

            (e) any agreement, arrangement or understanding which limits its freedom to compete in any line of business or with any person;

            (f) any agreement, arrangement or understanding which would be required to be filed as an exhibit to its Annual Report on Form 10-K under the Exchange Act and which has not been so filed;

            (g) any agreement pursuant to which loans have been sold by it, which impose any potential recourse obligations (by representation, warranty, covenant or other contractual terms) upon it; or

            (h) any subservicing agreement.

4.23 MATERIAL INTERESTS OF CERTAIN PERSONS

            (a) No officer, director or employee of it or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) or related interest of any such person has any material interest in any material agreement or property (real or personal, tangible or intangible), used in, or pertaining to, its business.

            (b) Except as set forth in its proxy statement for its most recent annual meeting of shareholders there are no outstanding Insider Loans. All outstanding Insider Loans were made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with third parties and were, with respect to executive officers and directors, approved by its Board in accordance with applicable law and regulations.

4.24 NO IMPEDIMENTS

      It has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the Transactions or the ability of the Parties to obtain any approval of any Governmental Entity required for consummation of the Transactions or to perform their covenants and agreements under this Agreement or (ii) prevent the Transactions from qualifying as reorganizations within the meaning of Section 368(a) of the Code.

4.25 LIQUIDATION ACCOUNT

      In the case of the savings bank Subsidiary of a Party, the liquidation account established by it in connection with its conversion from mutual to stock form has been maintained since its establishment in accordance with applicable laws and the records with respect to said account are accurate.

4.26 DISCLOSURES

      None of the representations and warranties by a Party as to itself or its Subsidiaries pursuant to Articles III, IV or V hereof or any of the information Previously Disclosed or Delivered by a Party or on its behalf, contains any untrue statement of a material fact, or omits to state any material fact required to be stated or necessary to make any such information, in light of the circumstances, not misleading.

                                    ARTICLE V
                         ADDITIONAL REPRESENTATIONS AND
                              WARRANTIES OF COHOES

      As of the date hereof, and except as Previously Disclosed, Cohoes represents and warrants to Hudson as follows:

5.1 REGISTRATION OBLIGATIONS

      Cohoes is not under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

                                   ARTICLE VI
                                    COVENANTS

6.1 REASONABLE BEST EFFORTS

      Subject to the terms and conditions of this Agreement, each Party shall use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable under applicable laws and regulations so as to permit and otherwise enable completion of the Merger as promptly as reasonably practicable, and shall cooperate fully with the other to that end. Prior to the Closing (or earlier if necessary or appropriate to facilitate any of the Transactions), Cohoes shall take all necessary action to delete Section 7 of the Charter of its savings bank Subsidiary.

6.2 SHAREHOLDERS' MEETINGS

      Each Party shall take all action necessary to properly call and convene a meeting of its shareholders as soon as practicable after the date hereof to consider and vote upon its Proposal. The Board of each Party will recommend that its shareholders approve its Proposal.

6.3 REGULATORY MATTERS

            (a) The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications (including applications for the Bank Merger), notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all Governmental Entities and third parties which are necessary or advisable to consummate the Transactions. Each Party shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information which appears in any filing made by the other Party or written materials submitted by the other Party to any third party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions and each Party will keep the other appraised of the status of matters relating to completion of the Transactions. The Parties agree that they will use their reasonable best efforts to cause the Closing Date to occur by September 30, 2000.

            (b) Each Party shall, upon the request of the other Party, furnish such other Party with all information concerning itself, its present and former directors and officers, its shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made to any Governmental Entity in connection with the Transactions.

            (c) Each Party shall promptly furnish the other Party with copies of written communications received from, or delivered to, any Governmental Entity in respect of the Transactions.

6.4 INVESTIGATION AND CONFIDENTIALITY

            (a) Each Party shall permit the other Party and its representatives reasonable access to its and its Subsidiaries properties and personnel, and shall disclose and make available upon reasonable request to the extent such disclosure is permitted by law and will not result in the loss or potential loss of any attorney-client privilege, all books, papers and records relating to its and its Subsidiaries assets, stock ownership, properties, operations, obligations and liabilities, including all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and shareholders, Charter, bylaws, material agreements, filings with any Governmental Entity, accountants' work papers, litigation files, loan files, plans affecting employees, and any other business activities or prospects in which the examining Party may have a reasonable interest, provided that such access and any such reasonable request shall be reasonably related to the Transactions and shall not unduly interfere with normal operations of the other Party and its Subsidiaries. Each Party shall make its directors, officers, employees and agents and authorized representatives (including counsel and independent public accountants) and those or its Subsidiaries available to confer with the other Party and its representatives, provided that such access shall be reasonably related to the Transactions and shall not unduly interfere with the normal operations of such Party and its Subsidiaries.

            (b) All information furnished previously in connection with the Transactions or pursuant hereto shall be treated as the sole property of the Party furnishing the information until completion of the Merger and, if the Merger shall not occur, the Party receiving the information shall either destroy or return to the furnishing Party all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for five years from the date of this Agreement but shall not apply to (i) any information which (x) the Party receiving the information can establish was already in its possession prior to the disclosure thereof by the other Party; (y) was then generally known to the public; or (z) became known to the public through no fault of the Party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the Party which is the subject of any such legal requirement or order shall use its best efforts to give the other Party at least ten business days' prior notice thereof.

6.5 PRESS RELEASES

      The Parties shall mutually agree as to the form and substance of any press release related to this Agreement or the Transactions, and consult with each other as to the form and substance of other public disclosures which may relate to the Transactions, provided, however, that nothing contained herein shall prohibit either Party, following notification to the other Party, from making any disclosure which such Party believes is required by law or regulation.

6.6 BUSINESS OF THE PARTIES

            (a) During the period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement or with the prior written consent of the other Party, each Party shall carry on its business and cause its Subsidiaries to carry on their businesses only in the ordinary course consistent with past practice. During such period, each Party also will use, and will cause each of its Subsidiaries to use, all reasonable efforts to (x) preserve its business organization intact, (y) keep available the present services of its employees and (z) preserve the goodwill of its customers and others with whom business relationships exist. Without limiting the generality of the foregoing, except with the prior written consent of the other Party or as expressly contemplated hereby, between the date hereof and the Effective Time, neither Party nor any of its Subsidiaries shall:

                  (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, except for (A) the declaration and payment of regular quarterly cash dividends by Cohoes in an amount not in excess of $0.07 per outstanding share of Cohoes Common Stock and the declaration and payment of regular quarterly cash dividends by Hudson in an amount not in excess of $0.05 per outstanding share of Hudson Common Stock, in each case with usual record and payment dates for such dividends consistent with such Parties' past dividend practices; provided however, the declaration of the last quarterly dividend by Cohoes prior to the Effective Time and the payment thereof shall be coordinated with, and subject to the approval of (which approval will not be unreasonably withheld), Hudson so as to preclude any duplication of dividends (it being the intention of the Parties that holders of Cohoes Common Stock shall not receive a dividend from both Parties relating to such period, or fail to receive one dividend relating to such period); and provided further that the initial dividend for the first full quarterly dividend period subsequent to the Effective Time shall be equal to $0.06 per share of Surviving Corporation Common Stock, and (B) dividends or distributions by a wholly owned Subsidiary of a Party to such Party;

                  (ii) issue any shares of its  capital  stock,  other than upon the exercise of options outstanding on the date hereof to acquire a Party's Common Stock; issue, grant, modify or authorize any Rights; purchase any shares of its Common Stock; or effect any recapitalization, reclassification, stock dividend, stock split or like change in capitalization;

                  (iii) amend its Charter or bylaws; or waive or release any material right or cancel or compromise any material debt or claim;

                  (iv) increase the rate of compensation of any of its directors, officers or employees, or pay or agree to pay any bonus or severance to, or provide any other new benefit or incentive to, any of its directors, officers or employees, except (A) as may be required pursuant to Previously Disclosed commitments existing on the date hereof;(B) as may be required by law; (C) merit increases in accordance with past practices, normal cost-of-living increases, and normal increases related to promotions or increased job responsibilities, in each case consistent with past practices; (D) bonuses under plans and programs Previously Disclosed in amounts consistent with past practices (even though the amounts thereof are subject to Board discretion and have not been heretofore determined) which bonuses may be paid on a pro rata basis through the end of the month preceding the Closing Date; and(E) Cohoes may make amendments to the Cohoes ESOP Plan and the profit sharing plan portion of the Cohoes 401(k) Plan to permit it and its Subsidiaries to make contributions thereto, and Cohoes and its Subsidiaries shall be permitted to make contributions thereto, on a pro rata basis for the period from January 1, 2000 through the end of the month preceding the Closing Date.

                  (v) enter into or,  except as may be required  by law,  modify any Employee Plan or other benefit, incentive or welfare contract, plan or arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or employees;

                  (vi) originate or purchase any loan in excess of $1 million without prior notification to the other Party;

                  (vii) except as otherwise permitted hereunder,  enter into (v)
            any agreement for the purchase, sale, transfer or other disposition of any material properties or material assets (other than real estate acquired in foreclosure (or by deed in lieu thereof) or repossessed assets, in each case, with a carrying value on a Party's Financial Reports of less than $1,000,000 individually) or the placing of any Encumbrance thereon or (w) any other transaction, agreement, arrangement or commitment not made in the ordinary course of business, (x) any agreement, indenture or other instrument relating to its borrowing of money or its guarantee of any such obligation, except for deposits, FHLB advances not to exceed one year to maturity, federal funds purchased and securities sold under agreements to repurchase in the ordinary course of business consistent with past practice, (y) any agreement, arrangement or commitment relating to the employment of an employee or consultant, or amend any such existing agreement, arrangement or commitment; provided that a Party or its Subsidiaries may employ an employee or consultant in the ordinary course if the employment of such employee or consultant is terminable by such Party or its Subsidiary, as the case may be, at will without liability, other than as required by law; and that the term of the employment agreements and change in control severance agreements existing as of the date hereof involving the Parties or their Subsidiaries may be extended in accordance with the terms thereof; or (z) any agreement with a labor union;

                  (viii) change its method of accounting in effect for its Annual Financial Statements, except as required by changes in laws or regulations or GAAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax return for such year, except as required by changes in laws or regulations;

                  (ix) enter into or renew any lease of real or personal property or any service agreement provided the consent of the other Party shall not be unreasonably withheld or delayed, or fail to give any required notice to prevent a lease or service agreement from being renewed; or make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate (provided the consent of the other Party shall not be unreasonably withheld or delayed), other than pursuant to binding commitments Previously Disclosed and existing on the date hereof and expenditures necessary to maintain existing assets in good repair;

                  (x) file any applications or make any contract with respect to branching or site location or relocation;

                  (xi) purchase any security or acquire in any manner whatsoever
            (other than to realize upon collateral for a defaulted loan) control over or any equity interest in any business or entity, other than marketable securities (which do not exceed 1% of the securities outstanding within such class) in the ordinary course of business;

                  (xii) except with respect to real estate acquired in foreclosure (or by deed in lieu thereof) or repossessed assets, enter or agree to enter into any agreement or arrangement granting any preferential right to purchase any of its assets or rights or requiring the consent of any party to the transfer and assignment of any such assets or rights;

                  (xiii) except as necessitated in its reasonable opinion due to changes in interest rates, and in accordance with safe and sound banking practices, change or modify in any material respect any of its lending or investment policies, except to the extent required by law or an applicable regulatory authority;

                  (xiv) enter into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other agreement for purposes of hedging the exposure of its interest-earning assets and interest-bearing liabilities to changes in market rates of interest provided the consent of the other Party shall not be unreasonably withheld or delayed if the hedging activity is undertaken consistent with past practices and prudent banking practices;

                  (xv) take any action that would cause any of the representations and warranties contained herein not to be true and correct in any material respect at Closing or that would cause any of the conditions of Article VII hereof not to be satisfied;

                  (xvi) take any action  that would  materially  impede or delay the completion of the Transactions or the ability of either Party to perform its covenants and agreements under this Agreement;

                  (xvii) materially increase or decrease the rate of interest paid on time deposits, or on certificates of deposit, except in a manner and pursuant to policies consistent with past practices; or

                  (xviii) agree to do any of the foregoing.

            (b) Each Party shall promptly notify the other Party in writing of the occurrence of any matter or event known to and directly involving it or any of its Subsidiaries, other than any changes in conditions that affect the banking or savings institution industry generally, that would have, either individually or in the aggregate, a Material Adverse Effect on it.

6.7 CERTAIN ACTIONS

      Neither Party nor any of its Subsidiaries or any of their respective directors, officers, employees, representatives or agents shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, any Alternative Proposal, provided, however, that the Board of a Party may furnish such information (but limited to the information provided to the other Party in connection with or relating to this Agreement and the Transactions) or participate in such negotiations or discussions if such Board, after having consulted with and considered the advice of outside counsel, has determined that the failure to do the same would, in the good faith opinion of such Board, result in a breach of the fiduciary duty of the Board under applicable law. Each Party will promptly inform the other Party orally and in writing of any such request for information or of any negotiations or discussions, as well as instruct its directors, officers, employees, representatives and agents and those of its Subsidiaries to refrain from taking any action prohibited by this Section.

6.8 CURRENT INFORMATION

      During the period from the date hereof to the Closing Date, each Party shall, upon request of the other Party, cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of the requesting Party regarding its and its Subsidiaries financial condition, operations and businesses and matters relating to the completion of the Transactions. As soon as reasonably available, but in no event more than five business days after filing, each Party will Deliver all reports filed by it under the Thrift Regulations concurrently with the filing of such reports. Each Party will also Deliver as soon as practicable all Securities Documents filed by it with the SEC subsequent to the date hereof.

6.9 INDEMNIFICATION

      (a) After the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer, director or employee of either Party or any of its respective Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of the Surviving Corporation, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of either Party or any of its respective Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including, without limitation, the Transactions, regardless of whether such Claim is asserted or claimed before, or at or after, the Effective Time (the "Indemnified Liabilities"), to the fullest extent permitted under applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time and under such Party's Charter or bylaws as in effect on the date hereof (as the case may be). The Surviving Corporation shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by applicable state or federal law in effect as of the date hereof or as amended applicable to a time before the Effective Time upon receipt of any undertaking required by applicable law. Any Indemnified Party wishing to claim indemnification under this Section 6.9(a), upon learning of any Claim, shall notify the Surviving Corporation (but the failure so to notify the Surviving Corporation shall not relieve it from any liability which it may have under this Section 6.9(a)except to the extent such failure materially prejudices the Surviving Corporation) and shall deliver to the Surviving Corporation any undertaking required by applicable law. The Surviving Corporation shall ensure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in a Party's Charter or bylaws(as the case may be), as in effect as of the date hereof, or allowed under applicable state or federal law as in effect as of the date hereof or as such law may be amended applicable to a time before the Effective Time, with respect to

Indemnified Liabilities shall survive the consummation of the Transactions.

      (b) From and after the Effective Time, the directors, officers and employees of each Party hereto or any of its Subsidiaries who become directors, officers or employees of the Surviving Corporation or any of its Subsidiaries, shall have indemnification rights having prospective application with respect to acts or omissions occurring after the Effective Time. The prospective indemnification rights shall consist of such rights to which directors, officers and employees of the Surviving Corporation and its Subsidiaries are entitled under the provisions of the Charter and bylaws of the Surviving Corporation and its Subsidiaries, as in effect from time to time after the Effective Time, as applicable, and provisions of applicable state and federal law as in effect from time to time after the Effective Time.

      (c) For a period of six years from and after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Cohoes and its Subsidiaries (provided that the Surviving Corporation may substitute therefor policies from a financially capable insurer of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous, or in the event such coverage is provided through Hudson's insurer it may be on terms and conditions (other than coverage and amounts) consistent with Hudson's current coverage), or in lieu thereof single limit tail coverage for such period, with respect to claims arising from facts or events which occurred before the Effective Time. Following consummation of the Merger, the directors and officers of the Surviving Corporation and its Subsidiaries shall be covered by the directors' and officers' liability insurance maintained by the Surviving Corporation and its Subsidiaries.

      (d) The obligations of the Surviving Corporation provided under paragraphs
(a), (b) and (c) of this Section 6.9 are intended to be enforceable against the Surviving Corporation directly by the Indemnified Parties and shall be binding on all respective successors and permitted assigns of the Surviving Corporation.

6.10 ENVIRONMENTAL REPORTS

      If requested by a Party within 15 days after the date hereof (or within 15 days after the acquisition or lease of any real property acquired or leased after the date hereof), the other Party shall, as soon as reasonably practicable, but not later than 30 days from the receipt of the request, Deliver a report of a phase one environmental investigation on real property owned or leased by it (but excluding space in office or retail and similar establishments leased for automatic teller machines or bank branch facilities or other office uses where the space leased comprises less than 20% of the total space leased to all tenants of such property). If required by the phase one environmental investigation in the requesting Party's reasonable opinion, the other Party shall Deliver, within 60 days of the receipt of the request, a report of a phase two environmental investigation on properties requiring such additional study. The requesting Party shall have ten days from its receipt of the phase one environmental investigation to request a phase two environmental investigation. The costs of any environmental investigations shall be borne by the requesting Party.

6.11 EMPLOYEES AND EMPLOYEE BENEFIT PLANS

            (a) Full time employees of Cohoes and its Subsidiaries who remain employed after the Effective Time will be eligible to participate in benefit plans of the Surviving Corporation and its Subsidiaries that are generally available to their full-time employees on a uniform and non-discriminatory basis in accordance with and subject to the terms and provisions of such benefit plans, with credit for years of service with Cohoes and its Subsidiaries for the purpose of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for the purpose of accrual or restoration of benefits under any Hudson Employee Plan or any future benefit plan of the Surviving Corporation or any of its Subsidiaries where benefits are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan). Contributions to (and accrual of benefits, to the extent applicable, if any, under) benefit plans of the Surviving
      Corporation and its Subsidiaries on behalf of continuing full-time employees of Cohoes and its Subsidiaries shall only relate to qualifying compensation earned by such employees after the Effective Time subject to the terms and provisions of such employee plans. Notwithstanding anything contained above, continuing full time employees of Cohoes and its Subsidiaries shall not be eligible to participate in the Hudson (Surviving Corporation) ESOP until the plan year beginning April 1, 2001. The Surviving Corporation shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the corresponding Cohoes group health plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

            (b) If the employment of any full-time employee of Cohoes, Hudson or their respective Subsidiaries is involuntarily terminated other than for Cause within six months following the Effective Time, the Surviving Corporation or its applicable Subsidiary shall provide severance benefits to such employee in a cash amount equal to such employee's regular salary for a one-week period (as in effect immediately prior to the Effective
      Time) multiplied by the total number of whole years of such employee's full-time employment (up to a maximum of thirteen years) at Cohoes, Hudson or any of their respective Subsidiaries; provided, however that in no event shall the Surviving Corporation or any of its applicable Subsidiaries have any obligation to provide severance benefits to any such full-time employee whose termination of employment occurs due to resignation or discharge for Cause or who is entitled to severance benefits or the equivalent thereof under the terms of any other compensation plan or individual contract or the provisions of Section 6.11(c).

            (c) The Surviving Corporation agrees to honor the terms of all Previously Disclosed employment, consulting, severance and termination agreements, severance plans, benefit restoration plans, stock option plans, and recognition and retention plans to which Cohoes or Hudson or any of their respective Subsidiaries is a party, other than those that are being terminated and/or replaced at the Effective Time. Nothing herein is intended to limit the right of the Surviving Corporation to amend or terminate any of the foregoing in accordance with their terms. The Surviving Corporation hereby expressly assumes at the Effective Time every such agreement which by its terms requires express assumption by a successor. Such express assumption shall occur by virtue of Hudson's execution of this Agreement without any further action required by the Surviving Corporation upon the completion of the Merger. Each Cohoes employee who is currently a party to a change in control severance agreement with Cohoes' savings bank Subsidiary and is employed at the Effective Time shall be offered at such time the opportunity to receive a new change in control severance agreement from the Surviving Corporation in replacement thereof in the same form and with the same benefits contained in the change in control severance agreements currently in effect at Hudson in consideration of such employee waiving, relinquishing and releasing all of his rights under his existing change in control severance agreement with Cohoes' savings bank Subsidiary unless his employment with the Resulting Institution is involuntarily terminated without cause by the Resulting Institution within one year after the Effective Time, in which case such employee shall remain entitled to receive the severance and other benefits contained in his or her current change in control severance agreement with Cohoes' savings bank Subsidiary. Any employee of Hudson or its savings bank Subsidiary who currently has a change in control severance agreement with Hudson shall, if his or her employment is involuntarily terminated by the Surviving Corporation or the Resulting Institution without cause within one year after the Effective Time, be entitled to receive benefits equal to one year's base salary in lump sum on the date of employment termination plus continuing health insurance coverage(including spousal and dependant coverage) under the Surviving Corporation's group health insurance plan during the one year period after the date of employment termination with all premiums being paid by the Surviving Corporation.

            (d) In the sole discretion of the Surviving Corporation, payments made by it or its Subsidiaries in full and complete satisfaction of obligations of Cohoes or its Subsidiaries under any Cohoes Employee Plan, or severance under Section 6.11(b) or under any agreement or arrangement referred to in Section 6.11(c) shall be subject to the recipient's delivery to the Surviving Corporation of (i) a written acknowledgment signed by such recipient that the payment or payments and benefits to be made to him or her is in full and complete satisfaction of all liabilities and obligations thereunder of Cohoes, the Surviving Corporation, and each of their respective Subsidiaries, affiliates, directors, officers, employees and agents, and (ii) a release by such recipient of all such parties from further liability in connection with the particular Cohoes Employee Plan, the recipients' employment, agreement or arrangement, as applicable.

            (e) Prior to the Closing, Cohoes shall make appropriate amendments to the Cohoes ESOP, to the extent permitted by law, to permit the Surviving Corporation Common Stock received by the Cohoes ESOP in the Merger to be tendered to the Surviving Corporation for redemption and/or cancellation against payment and retirement of the Cohoes ESOP loan by the Surviving Corporation(in the same manner as if such shares of Surviving Corporation Common Stock received in the Merger by the Cohoes ESOP were sold by it in the open market with the cash proceeds therefrom being utilized to retire the Cohoes ESOP loan). At the Effective Time, the Cohoes ESOP shall terminate in accordance with its terms based upon the Merger constituting a change in control termination therein and the Surviving Corporation shall not take any action to preclude such termination. Moreover, the Parties shall make all filings with Governmental Entities relating to the termination of the Cohoes ESOP to facilitate the repayment of the ESOP loan and the distribution of benefits to participants thereunder, if any, at the earliest practicable time after the Effective Time.

            (f) At any time on or after the Effective Time as determined by the Surviving Corporation, the Cohoes 401(k) Plan shall be merged into the Hudson 401(k) Plan, with the Hudson 401(k) Plan being the surviving plan, all in accordance with applicable law, provided the Parties understand and agree that there is no intention on their part for the profit sharing plan portion of the Cohoes 401(k) Plan to be continued in the surviving plan. Cohoes shall take all actions requested by Hudson in order to accomplish the merger of the Cohoes 401(k) Plan into the Hudson 401(k) Plan. The Surviving Corporation may at any time after the Effective Time modify the Cohoes 401(k) Plan or the merged 401(k) Plans, as the Surviving Corporation in its sole discretion determines necessary or appropriate to accomplish the merger, and to facilitate the ongoing operation of the merged 401(k) Plan, subject to compliance with applicable law.

            (g) Cohoes shall, at the request of Hudson terminate the profit sharing plan portion of the Cohoes 401(k) Plan at or prior to the Closing.

            (h) The Surviving Corporation shall, as of the Effective Time, grant stock options and restricted stock awards to directors (including the emeritus director) and two executive officers of Cohoes as Previously Disclosed by Hudson.

            (i) Each person who is a director of Cohoes, Hudson or its respective savings bank Subsidiary, immediately prior to the Effective Time, who does not become an initial director of either the Surviving Corporation or the Resulting Institution at the Effective Time, together with Charles Crotty (if he is an emeritus director of Cohoes immediately prior to the Effective Time) and, at the election of Hudson prior to Closing each of its emeritus directors (if such director is an emeritus director of Hudson immediately prior to the Effective Time and no alternative arrangements have been made by Hudson with such director),shall be entitled to become an emeritus director of the Surviving Corporation at the Effective Time as Previously Disclosed by Hudson. Subsequent to the Effective Time, each of Carl A. Florio and Harry
      L. Robinson shall be entitled to become an emeritus director of the Surviving Corporation as Previously Disclosed by Hudson.

            (j) Prior to the Closing, the Board of Hudson shall approve by at least a 75% vote the directors named by the Cohoes Board pursuant to
      Section 2.2(b)(i) hereof so as to ensure that completion of the Transactions does not result in a change in control under Hudson's change in control severance agreements.

6.12 BANK MERGER AND RESULTING INSTITUTION

      The Parties and their respective savings bank Subsidiaries shall take all necessary and appropriate actions to make it possible for the Bank Merger to be authorized, agreed to, and accomplished immediately after the Effective Time, or at such other time thereafter as may be determined by the Surviving

Corporation.  In connection with the Bank Merger, the Surviving
Corporation shall cause the following to occur:

            (a) the name of the Resulting Institution shall continue as "Hudson River Bank & Trust Company";

            (b) the Resulting Institution shall have 12 directors or such other equal number as is agreed to by the Parties in writing at or prior to the Closing. The directors of the Resulting Institution shall be selected by the directors of the Surviving Corporation. Those directors of the Surviving Corporation designated by pre-Merger resolutions of each Party shall, by majority action of such individuals and subject to their fiduciary duties, designate one half of the directors of the Resulting Institution according to the following procedure:

                  (i) Harry L. Robinson and Duncan MacAffer shall
            be
            designated by Cohoes to be directors of the Resulting Institution, and Carl A. Florio and Earl Schram, Jr. shall be designated by Hudson to be directors of the Resulting Institution;

                  (ii) the  remaining  directors  of the  Resulting  Institution shall be chosen equally from the Boards of Cohoes and Hudson, with preference given to those directors who are not named as directors of the Surviving Corporation pursuant to Section 2.2(b)(i) hereof and who do not elect emeritus director status under Section 6.11(i); and

                  (iii) Messrs.  MacAffer and Schram shall be Co-Chairmen of the
            Board of the Resulting Institution.

            (c) For the period set forth in Section 2.2(b)(y) hereof, the Board of the Surviving Corporation, to the extent consistent with its fiduciary duties, shall elect all incumbent directors of the Resulting Institution to additional terms. If an incumbent director designated on behalf of a Party is not re-elected or declines to stand for re-election, then the directors of the Surviving Corporation installed by such Party (inclusive of any of their successors in office) shall nominate the candidate to be elected in place of such incumbent director and the Board of Directors of the Surviving Corporation, to the extent consistent with its fiduciary duties, shall cause such candidate to be elected as a director of the Resulting Institution. If the Board of the Surviving Corporation does not cause such candidate to be elected, then the remaining directors of the Surviving Corporation designated by that Party (including any of their successors in office) shall choose another candidate until the Board of the Surviving Corporation causes such candidate to be elected as a director of the Resulting Institution.

            (d) Any vacancy among the directors of the Resulting Institution elected on behalf of a Party pursuant to Section 6.12(b) or (c) shall be filled by majority action of those remaining directors of the Resulting Institution who were elected on behalf of such Party.

            (e)   The initial officers of the Resulting Institution shall be:


Vice Chairman and Chief Executive               Harry L. Robinson
Officer
Vice Chairman and President                     Carl A. Florio
CFO                                             Timothy E. Blow
COO and Executive Vice President                Richard A. Ahl
Senior Lending Officer and Executive            Sidney D. Richter
Vice President

6.13 LITIGATION MATTERS

      Each Party will consult with the other about any proposed settlement, or any disposition of, any litigation.

6.14 CONFORMING ENTRIES

            (a) Cohoes recognizes that Hudson and its Subsidiaries may have adopted different loan, accrual and reserve policies (including loan classifications and levels of reserves for possible loan losses). Subject to applicable law, from and after the date hereof to the Closing, Cohoes and Hudson shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Cohoes and its Subsidiaries to those policies of Hudson and its Subsidiaries, as specified in each case in writing from Hudson to Cohoes, based upon such consultation and subject to the conditions in Section 6.14(c) below.

            (b) Subject to applicable law, Cohoes and Hudson shall consult and cooperate with each other with respect to determining, as specified in a written notice from Hudson to Cohoes, based upon such consultation and subject to the conditions in Section 6.14(c) below, the amount and the timing for recognizing for financial accounting purposes Cohoes' expenses of the Transactions and the restructuring charges relating to or to be incurred in connection with the Transactions.

            (c) Subject to applicable law, Cohoes and its Subsidiaries shall (i) establish and take such reserves and accruals at such time as Hudson shall reasonably request to conform the loan, accrual and reserve policies of Cohoes and its Subsidiaries to the policies of Hudson and its Subsidiaries, and (ii) establish and take such accruals, reserves and charges in order to implement such policies and to recognize for financial accounting purposes such expenses of the Transactions and restructuring charges related to or to be incurred in connection with the Transactions, in each case at such times as are reasonably requested by Hudson, but in no event prior to five days before the Closing Date; provided, however, that on the date such reserves, accruals and charges are to be taken, Hudson shall certify to Cohoes that all conditions to Hudson's obligation to consummate the Merger set forth in Sections 7.1 and 7.3 hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing by Cohoes, the delivery of which shall continue to be conditions to Hudson's obligation to consummate the Merger) have been satisfied or waived; and provided, further, that Cohoes and its Subsidiaries shall not be required to take any such action that is not consistent with GAAP and regulatory accounting principles.

            (d) No reserves, accruals or charges taken in accordance with this Section may be a basis to assert a violation of a breach of a representation, warranty or covenant of Cohoes herein.

6.15        INTENTIONALLY OMITTED

6.16 DISCLOSURE SUPPLEMENTS

      From time to time prior to the Closing, each Party shall promptly supplement or amend any materials Previously Disclosed or Delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in materials Previously Disclosed or Delivered or which is necessary to correct any information in such materials which has been rendered materially inaccurate thereby. No such supplement or amendment to such materials shall be deemed to have modified the representations, warranties and covenants of the disclosing Party for the purpose of determining whether the conditions set forth in Article VII hereof have been satisfied.

6.17 FAILURE TO FULFILL CONDITIONS

      If a Party determines that a condition to its obligations to consummate the Merger may not be fulfilled, it will promptly notify the other Party. Each Party will promptly inform the other Party of any facts applicable to it that would be likely to prevent or materially delay approval of any of the Transactions by any Governmental Entity or third party or which would otherwise prevent or materially delay completion of any of the Transactions.

6.18 PROXY SOLICITOR

      Each Party may, and if requested by the other Party shall, retain a proxy solicitor in connection with its meeting of shareholders held to vote on its Proposal.

6.19 SURVIVING CORPORATION COMMON STOCK

      Hudson shall reserve for issuance a sufficient number of shares of its Common Stock for the purpose of issuing the Merger Consideration to Cohoes' shareholders. Hudson covenants that the Surviving Corporation Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights or other Encumbrance.

6.20 PROSPECTUS/JOINT PROXY STATEMENT

      (a)  The  Parties  shall  promptly   cooperate  with  each  other  in  the
preparation and filing of the Registration Statement with the

SEC and after the SEC has cleared the Registration Statement, each shall promptly mail the Proxy Statement to its shareholders.

      (b) Each Party covenants that at the time the Proxy Statement is mailed to shareholders of the Parties, and at all times after such mailings up to and including the final required approval of shareholders of the Parties, such Proxy Statement (including any supplements thereto), with respect to all information set forth therein relating to it, its Subsidiaries, its shareholders, its Common Stock, this Agreement, and the Transactions will:

            (i) comply in all material respects with applicable provisions of the Securities Act, the Exchange Act and the rules and regulations under such Acts; and

            (ii) not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

6.21 TAX OPINION

      Each Party agrees to use reasonable efforts to obtain a written tax opinion of counsel, dated as of the Closing, in order to satisfy the condition set forth in Section 7.1(f).

6.22 RESERVATION OF SHARES TO SATISFY COHOES CONTINUING OPTIONS

      Hudson or the Surviving Corporation shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Corporation Common Stock for delivery upon exercise of those Cohoes Options that have been converted to a right to acquire Surviving Corporation Common Stock pursuant to Section 2.7. As soon as practicable after the Effective Time, the Surviving Corporation shall file an appropriate registration statement with respect to the shares of Surviving Corporation Common Stock subject to Cohoes Options that have been converted to a right to acquire Surviving Corporation Common Stock pursuant to Section 2.7 and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.



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



6.23 LISTING

      Hudson shall use all reasonable efforts to cause the shares of Surviving Corporation Common Stock to be issued in the Merger, and the shares of Surviving Corporation Common Stock to be reserved for issuance pursuant to Section 6.22, to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to or as of the Closing.

6.24 NEW AFFILIATES

      Cohoes shall use its best efforts to cause any person becoming an affiliate of Cohoes for purposes of Rule 145 of the Securities Act after the date hereof to enter into an affiliate agreement in the form attached hereto as Exhibit E.

                                   ARTICLE VII
                              CONDITIONS PRECEDENT

7.1 CONDITIONS PRECEDENT - THE PARTIES

      The respective obligations of both Parties to effect the Merger shall be subject to the satisfaction of the following conditions at or prior to the Closing unless waived by the Parties to the extent permitted by Section 8.4.

            (a) The shareholders of each Party shall have approved its Proposal including in the case of Hudson, each part of its Proposal.

            (b) All approvals and consents from any Governmental Entity, the approval or consent of which is required for the completion of the Transactions, shall have been received and all statutory waiting periods in respect thereof shall have expired; and the Parties shall have procured all other approvals, consents and waivers of each person (other than the Governmental Entities referred to above) whose approval, consent or waiver is necessary to the completion of the Transactions; provided, however, that no approval or consent referred to in this Section 7.1(b) shall be deemed to have been received if it shall include any condition or requirement that, in the aggregate, would materially reduce the economic or business benefits of the Transactions to the Surviving Corporation as the Parties shall reasonably and in good faith agree.



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



            (c) Neither Party nor its savings bank Subsidiary shall be subject to any statute, rule, regulation, injunction or other order or decree which shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal completion of any of the Transactions.

            (d) No proceeding initiated by any Government Entity seeking an order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of any of the Transactions shall be pending or threatened.

            (e) The Registration Statement shall have been declared effective and shall not be subject to a stop order of the SEC (and no proceedings for that purpose shall have been initiated or threatened by the SEC) and, if the offer and sale of the Surviving Corporation Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, shall not be subject to a stop order of any state securities authority.

            (f) Each Party shall have received an opinion of its tax counsel, dated as of the Closing, to the effect that for federal income tax purposes:

                        (i) The Transactions  will qualify as  "reorganizations"
            under Section 368(a) of the Code.

                        (ii) No gain or loss will be  recognized by any Party or
            any of its savings bank Subsidiaries by reason of the consummation of the Transactions.

                        (iii) No gain or loss will be recognized by any shareholder of Cohoes upon the exchange of Cohoes Common Stock solely for Surviving Corporation Common stock in the Merger.

                        (iv) The basis of the Surviving Corporation Common Stock
            received by each shareholder of Cohoes who exchanges Cohoes Common Stock for Surviving Corporation Common Stock in the Merger will be the same as the basis of the Cohoes Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a


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



            fractional share of Surviving Corporation Common
            Stock).

                        (v) The  holding  period  of the  Surviving  Corporation
            Common Stock received by a shareholder of Cohoes in the Merger will include the holding period of the Cohoes Common Stock surrendered in exchange therefor, provided that such shares of Cohoes Common Stock were held as a capital asset by such shareholder at the Effective Time.

                        (vi) Cash received by a Cohoes  shareholder in lieu of a
            fractional share interest of Surviving Corporation Common Stock which such shareholder would otherwise be entitled to receive (or the deemed issuance of a fractional share interest by the Surviving Corporation and deemed redemption thereof by it) will qualify as capital gain or loss (assuming the Cohoes Common Stock was a capital asset in such shareholder's hands at the Effective Time).

            (g) The shares of Surviving Corporation Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject to official notice of issuance.

7.2 CONDITIONS PRECEDENT - COHOES

      The obligations of Cohoes to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Closing unless waived by Cohoes to the extent permitted by
Section 8.4.

            (a) Between the date hereof and the Closing, Hudson and/or its Subsidiaries shall not have been affected by any event or change which has had or caused a Material Adverse Effect on Hudson.

            (b) The representations and warranties of Hudson made herein shall be true and correct as of the date hereof and (other than the representations and warranties in Section 3.1 with respect to the effects of any exercise of Rights or vesting of Restricted Stock and in Section 3.6) as of the Closing as though made anew at the Closing (as if the Closing Date was the date hereof for such purpose), in each case as to the representations and warranties of Hudson under Article IV subject to the standard set forth in
      Section 9.8.

            (c) Hudson shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing.

            (d) Hudson shall have delivered to Cohoes a certificate, dated the Closing Date and signed by its Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 7.2(a) through 7.2(c) have been satisfied.

            (e) Hudson shall have furnished Cohoes with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as such conditions relate to Hudson and its Subsidiaries as Cohoes may reasonably request.

7.3 CONDITIONS PRECEDENT - HUDSON

      The obligations of Hudson to effect the Merger shall be subject to satisfaction of the following conditions at or prior to the Closing unless waived by Hudson to the extent permitted by
Section 8.4.

            (a) Between the date hereof and the Closing, Cohoes and/or its Subsidiaries shall not have been affected by any event or change which has had or caused a Material Adverse Effect on Cohoes.

            (b) The representations and warranties of Cohoes set forth herein shall be true and correct as of the date hereof and (other than the representations and warranties in Section 3.1 with respect to the effects of any exercise of Rights or vesting of Restricted Stock and in Section 3.6) as of the Closing as though made anew at the Closing (as if the Closing Date was the date hereof for such purpose), in each case as to the representations and warranties of Cohoes under Article IV subject to the standard set forth in Section 9.8.



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



            (c) Cohoes shall have performed in all material respects all obligations and complied in all material respects with all covenants and agreements required to be performed and complied with by it pursuant to this Agreement on or prior to the Closing.

            (d) Cohoes shall have delivered to Hudson a certificate, dated the Closing Date and signed by its Chief Executive Officer and by its Chief Financial Officer, to the effect that the conditions set forth in Sections 7.3(a) through 7.3(c) have been satisfied.

            (e) Cohoes shall have furnished Hudson with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.3 as such conditions relate to Cohoes and its Subsidiaries as Hudson may reasonably request.

            (f) Each affiliate of Cohoes for purposes of Rule 145 of the Securities Act shall have entered into an affiliate agreement in the form attached hereto as Exhibit E.

                                  ARTICLE VIII
                         TERMINATION, WAIVER, AMENDMENT
                            AND SPECIFIC PERFORMANCE

8.1 TERMINATION

      This Agreement may be terminated by a written instrument prior to the Effective Time:

            (a) by the mutual consent of the Parties;

            (b) by the non-breaching Party if the other Party has breached in any material respect any of its covenants, agreements or representations and warranties (but in the case of representations and warranties under Article IV subject to the standard set forth in Section 9.8) herein, and such breach has not been cured within 30 days after written notice;

            (c) by either Party, (i) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order prohibiting the completion of the Merger; or (ii) if application for any necessary prior


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



      approval of a Governmental Entity is denied or withdrawn at the request or recommendation of the Governmental Entity, provided that such denial or request or recommendation for withdrawal is not due to the terminating Party's breach of any provision of this Agreement;

            (d) By either Party if the shareholders of either Party do not approve the Cohoes Proposal or the Hudson Proposal (including each part thereof), as applicable; and

            (e) by either Party if the Effective Time has not occurred by the close of business on February 28, 2001, provided that the terminating Party is not then in breach of any of its covenants, agreements or representations and warranties (but in the case of representations and warranties under Article IV subject to the standard set forth in Section 9.8) herein.

8.2 EFFECT OF TERMINATION

      In the event that this Agreement is terminated it shall become void and have no effect, except for:

            (a) the provisions relating to confidentiality set forth in Section 6.4,

            (b) the  provision  relating to press  releases set forth in Section
      6.5,

            (c) the provision relating to expenses set forth in Section 9.1, and

            (d) a termination pursuant to Section 8.1(b) shall not relieve the breaching Party from any liability or damages if such termination arises out of its willful breach of any provision of this Agreement; in such event the non-breaching Party shall be entitled to such monetary remedies and relief against the breaching Party as are available at law; provided, however, that the non-breaching Party may only collect monetary damages against the breaching Party if it shall (i) not have exercised any rights under the stock option agreement executed by the Parties for benefit of the non-breaching Party in the form of Exhibit A or B hereto, whichever is applicable, and (ii) cancel and surrender such stock option agreement to the breaching Party against payment of such damages.


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



8.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

      All representations, warranties, agreements and covenants in this Agreement or in any other document or instrument delivered pursuant hereto or in connection herewith shall expire on, and be terminated and extinguished at, the Effective Time other than agreements or covenants contained herein or therein that by their terms are to be performed after the Effective Time. No such representations, warranties, agreements or covenants shall be deemed to be terminated or extinguished so as to deprive the Surviving Corporation or any affiliate of a Party of any defense at law or in equity which otherwise would be available against the claims of any person, including any shareholder or former shareholder.

8.4 WAIVER

      Each Party hereto by written instrument approved by its Board and signed by an executive officer of such Party, may at any time (whether before or after approval of this Agreement by the Parties' shareholders) extend the time for the performance of any of the obligations or other acts of the other Party hereto and may waive (i) any inaccuracies of the other Party in the representations or warranties contained in this Agreement or any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements of the other Party, (iii) to the extent permitted by law, satisfaction of any of the conditions precedent to its obligations contained herein or (iv) the performance by the other Party of any of its obligations set forth herein.

8.5 AMENDMENT OR SUPPLEMENT

      This Agreement may be amended at any time by mutual written agreement of the Parties approved by their Boards and signed by an executive officer of each Party, provided that any such amendment after the shareholders of the Parties have approved this Agreement shall not modify either the amount or form of the Merger Consideration or otherwise materially adversely affect such shareholders without the approval of the shareholders to the extent required by applicable law.

8.6 SPECIFIC PERFORMANCE

      The Parties acknowledge and agree that the Transactions contemplated herein are unique and that any remedy at law for


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



breach is inadequate to compensate the aggrieved Party. Accordingly, each Party shall have the right to seek specific performance of this Agreement and the other Party's duties, obligations, covenants and agreements herein in order to cause the Transactions to be consummated. To this end, each Party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance or any other equitable relief.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 EXPENSES

      Except as otherwise provided below, each Party hereto shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the Transactions, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel. The Parties shall equally share all printing costs, mailing costs and filing fees for the Registration Statement and the Proxy Statement.

9.2 ENTIRE AGREEMENT

      This Agreement together with any other documents or instruments executed by the Parties relating to the subject matter hereto concurrently with or on the same day as the execution of this Agreement contains the entire agreement among the Parties with respect to the Transactions and supersedes all prior arrangements or understandings with respect thereto, written or oral, other than documents referred to herein which are to be executed after the date hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the Parties, and their respective successors, any rights, remedies, obligations or liabilities other than as set forth in Article II and in Sections 6.9, 6.11 and 6.12 hereof.



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



9.3 NO ASSIGNMENT

      None of the Parties hereto may assign any of its rights or obligations under this Agreement to any other person.

9.4 NOTICES

      All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied (with confirmation) or sent by overnight mail service or by registered or certified mail (return receipt requested), postage prepaid, addressed as follows:

      If to Cohoes:

                  Cohoes Bancorp, Inc.
                  75 Remsen Street
                  Cohoes, New York 12047

                  Attention: Harry L.  Robinson
                             President and Chief Executive Officer

      With a required copy to:

                  Elias, Matz, Tiernan & Herrick, L.L.P.
                  734 15th Street, N.W.
                  Washington, DC 20005
                        Attn:   Raymond A. Tiernan, Esq.
                                Gerald F. Heupel, Jr., Esq.

      If to Hudson:

                  Hudson River Bancorp, Inc.
                  One Hudson City Center
                  Hudson, New York 12534

                  Attention: Carl A.  Florio
                             President and Chief Executive Officer

      With a required copy to:

                  Silver, Freedman & Taff, L.L.P.
                  1100 New York Avenue, N.W., 7th Floor East
                  Washington, D.C. 20005
                  Attn: Robert L. Freedman, P.C.



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



9.5 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

9.6 GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and entirely to be performed within such jurisdiction. The Parties hereby designate Wilmington, Delaware to be the proper jurisdiction and venue for any suit or action arising out of this Agreement.

9.7 SEVERABILITY

      Any term, provision, covenant or restriction contained in this Agreement held to be invalid, void or unenforceable, shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

9.8 STANDARD OF BREACH

      None of the representations or warranties contained in Article IV shall be deemed untrue or incorrect, and no Party shall be deemed to have breached its representations or warranties therein as a consequence of the existence of any fact, circumstance or event, which would not, either individually or taken together with all other facts, circumstances or events, have a Material Adverse Effect on any Party.


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



      IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers and attested by their officers thereunto duly authorized, all as of the day and year first above written.

                                          COHOES BANCORP, INC.

ATTEST:


/s/ Richard A. Ahl                        By: /s/ Harry L. Robinson
-------------------------                    -----------------------------
Name: Richard A.  Ahl                        Name: Harry L.  Robinson
Title: Secretary                             Title: President


                                          HUDSON RIVER BANCORP, INC.

ATTEST:


/s/ Holly Rappleyea                       By: /s/ Carl A. Florio
-------------------------                    -----------------------------
Name: Holly Rappleyea                        Name: Carl A.  Florio
Title: Secretary                             Title: President




                                      62